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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
U.S. Foodservice:


We consent to incorporation by reference in this registration statement on Form S-3 (No. 333-51195) of U.S. Foodservice (formerly JP Foodservice, Inc.) of our report dated March 4, 1998, relating to the consolidated balance sheet of U.S. Foodservice and Subsidiaries as of June 28, 1997 and the related consolidated statement of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of U.S. Foodservice dated March 9, 1998 and to the reference to our firm under the heading "Experts" in such registration statement.


KPMG PEAT MARWICK LLP


Baltimore, Maryland

May 8, 1998
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Valley Industries, Inc. and
 Z Leasing Company:


We consent to the incorporation by reference in the registration statement of U.S. Foodservice (formerly JP Foodservice, Inc.) on Form S-3 (No. 333-51195) of our report dated June 17, 1996, with respect to the combined balance sheets of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) as of January 31, 1996, 1995 and 1994 and the related combined statements of earnings, stockholders' and partners' equity, and cash flows for each of the years in the three-year period ended January 31, 1996, which report appears in the Form 8-K/A of U.S. Foodservice dated March 9, 1998 and to the reference to our firm under the heading "Experts" in such registration statement of U.S. Foodservice.


KPMG PEAT MARWICK LLP


Baltimore, Maryland

May 8, 1998